SUB-IOPV CALCULATION AGREEMENT

                  This Sub-IOPV Calculation Agreement (this "Sub-IOPV Calculation Agreement"), dated as of June 13, 2008, is made by and among First Trust ISE Global Wind Energy Index Fund (the "Fund") and First Trust Advisors L.P. ("First Trust").


                               W I T N E S S E T H :

                  WHEREAS, pursuant to that certain IOPV Calculation Agreement dated May 1, 2007, as amended (the "IOPV Calculation Agreement"), by and between Archipelago Holdings, Inc. ("Archipelago") and First Trust, Archipelago has agreed to calculate and disseminate the Indicative Optimized Portfolio Values (the "IOPVs") and certain static data for the Fund;

                  WHEREAS, the Fund receives the benefits of the calculation and dissemination of the IOPVs and is willing to reimburse First Trust for certain of the fees payable under the Agreement; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. The parties to this Sub-IOPV Calculation Agreement hereby agree that the Fund will reimburse First Trust for the amounts paid to Archipelago under the IOPV Calculation Agreement.

                  2. The Fund hereby authorizes First Trust to grant to Archipelago a license to use the Funds, including but not limited to the calculation methodology and component equities of the Funds, solely for the purpose of, in accordance with the terms and conditions of the IOPV Calculation Agreement, performing the obligations and exercising the rights set forth in the IOPV Calculation Agreement.

                  3. This Sub-IOPV Calculation Agreement shall be construed in accordance with the laws of the State of Illinois.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Sub-IOPV Calculation Agreement as of the date first set forth above.

                                    FIRST TRUST ISE GLOBAL WIND
                                    ENERGY INDEX FUND

                                    /s/ James A. Bowen
                                    ----------------------------------
                                    By:    James A. Bowen
                                    Title: President


                                    FIRST TRUST ADVISORS L.P.

                                    /s/ James A. Bowen
                                    ----------------------------------
                                    By:    James A. Bowen
                                    Title: President